Exhibit 99.1

Snap Announces Filing of Form 8-K and Publishes Summary Notice

SANTA MONICA, Calif.—Snap Inc. (NYSE: SNAP) announced today the filing of a Form 8-K with the U.S. Securities and Exchange Commission, pursuant to a Stipulation of Compromise and Settlement executed on June 13, 2023 by the parties to the lawsuit in the Court of Chancery of the State of Delaware captioned Greater Pennsylvania Carpenters’ Pension Fund v. Snap Inc. et al., Docket No. 2022-0679-PAF (formerly captioned City of Warwick v. Snap Inc. et al.). The complete Form 8-K filing is available at www.sec.gov or on the Investor Relations section of Snap Inc.’s website.

Pursuant to that Stipulation of Compromise and Settlement, Snap Inc. is publishing a summary notice of pendency and proposed settlement of action. The full text follows below.

SUMMARY NOTICE OF PENDENCY

AND PROPOSED SETTLEMENT OF ACTION

TO: (1) ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF SNAP INC. (“CURRENT STOCKHOLDERS”) AND (2) ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF SNAP INC. AS OF JULY 19, 2022, TOGETHER WITH THEIR HEIRS, ASSIGNS, TRANSFEREES, AND SUCCESSORS-IN-INTEREST, IN EACH CASE SOLELY IN THEIR CAPACITY AS HOLDERS OR OWNERS OF COMMON STOCK OF SNAP INC. (THE “CLASS”)

PLEASE READ THIS NOTICE CAREFULLY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION REGARDING THE RIGHTS OF CLASS MEMBERS AND STOCKHOLDERS OF SNAP INC.

Any capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation of Compromise and Settlement dated June 13, 2023 (the “Stipulation”).

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Court of Chancery of the State of Delaware (the “Court”), that the above-captioned action (the “Action”), which was brought by a stockholder of Snap Inc. (“Snap” or the “Company”) asserting claims on behalf of itself and a Class and/or derivatively on behalf of the Company, is pending in the Court.

YOU ARE ALSO NOTIFIED, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), 23(b)(2), and 23.1 and an Order of the Court, that the Action has been preliminarily certified for the purposes of settlement as a non-opt out class action on behalf of the Class, as set forth in the full printed Notice of Pendency and Proposed Settlement of Action (the “Long-Form Notice”). The Class is defined in the Stipulation as all record and beneficial holders of shares of Snap common stock that were issued and outstanding as of July 19, 2022, together with their heirs, assigns, transferees, and successors-in-interest, in each case solely in their capacity as holders or owners of such shares, except for certain persons and entities who are excluded from the Class by definition.

YOU ARE ALSO NOTIFIED that, after arms-length negotiations, Plaintiff Greater Pennsylvania Carpenters’ Pension Fund (“Plaintiff”), on behalf of itself, Snap, and the Class, has reached a proposed settlement with Defendants. The Defendants are Snap, Evan Spiegel, Robert Murphy, Kelly Coffey, Joanna Coles, Liz Jenkins, Michael Lynton, Stanley Meresman, Scott Miller, Poppy Thorpe, and Fidel Vargas.

This Summary Notice advises Snap stockholders and potential members of the Class of information about the Action and the proposed Settlement. You may obtain a copy of the Long-Form Notice by contacting the Settlement Administrator at A.B. Data, Ltd. at 1-877-495-0883 or info@snapstockholderlitigation.com. A copy of the Long-Form Notice can also be downloaded from the Settlement website, www.snapstockholderlitigation.com. The Stipulation is on file with the Office of the Register in Chancery for the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

If approved by the Court, the Settlement will resolve all claims in the Action as against Defendants. If you are a Snap stockholder and/or a member of the Class, your rights will be affected by the pending Action and the Settlement.

A settlement hearing (the “Settlement Hearing”) will be held on September 7, 2023 at 11:00 a.m., before the Court at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 for the Court to: (a) determine whether the provisional class action certification should be made final; (b) determine whether Plaintiff should be finally certified as class representative and Plaintiff’s counsel finally certified as class counsel, and whether Plaintiff and Plaintiff’s counsel have adequately represented the interests of the Class in the Action; (c) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of Snap, the Class, and the Current Stockholders; (d) determine whether the Court should finally approve the Settlement and enter the Judgment as provided in the Stipulation, finally certifying the Class, dismissing the Action against Defendants with prejudice, and extinguishing and releasing the Released Claims; and (e) consider Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses (the “Fee and Expense Application”). The Court will also hear and consider any objections to the proposed Settlement, the class action determination, and Plaintiff’s counsel’s Fee and Expense Application. Any objections must be filed with the Register in Chancery and delivered to counsel for the parties such that they are received no later than August 23, 2023, in accordance with the instructions in the Long-Form Notice.

The Court has reserved the right to change the date or time of the Settlement Hearing, including consideration of Plaintiff’s counsel’s Fee and Expense Application, without further notice to Snap stockholders or the Class other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action.

The Action and Settlement address Plaintiffs’ claims (i) that Snap violated Section 242(b)(2) of the Delaware General Corporation Law by not obtaining a separate vote of Class A shares on an amendment to its certificate of incorporation (the “Charter Amendment”), and (ii) that Snap’s board of directors (the “Board”) and its Co-Founders breached their fiduciary duties in connection with the Charter Amendment, the Stock Dividend (as defined in the Stipulation), and the related agreements. Defendants deny any and all allegations of wrongdoing, liability, violations of law, or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Action, and maintain that their conduct was at all times proper, in the best interests of Snap and its stockholders, and in compliance with applicable law. Defendants have nevertheless determined to settle the Action on the terms and conditions set forth in the Stipulation to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of Snap without further distraction and diversion of its Board and personnel with respect to the Action.

The terms of the Settlement are stated in the Stipulation between Plaintiff and Defendants dated June 13, 2023. For a more detailed statement of the matters involved in the Action and the terms of the Settlement, Snap stockholders and members of the Class should review the Long-From Notice that may be obtained from the Settlement Administrator or downloaded from the Settlement website: www.snapstockholderlitigation.com. You may also inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery for the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day.

If the Settlement is approved by the Court and the Effective Date occurs, the Action will be dismissed with prejudice and the Releasees (including Defendants and other Defendant Releasees) will be released by Plaintiffs, Defendants, Snap, the members of the Class, and Snap’s stockholders, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiff’s Claims on their behalf, in such capacity only, on the terms and subject to the conditions set forth in the Stipulation.

Please do not contact the Court or the Office of the Register in Chancery regarding this notice. All questions about this notice or the proposed Settlement should be directed to Plaintiff’s Counsel.

Requests for the Long-Form Notice should be made by contacting A.B. Data, Ltd., at 1-877-495-0883 or info@snapstockholderlitigation.com, or you can download a copy of the Long-Form Notice from the Settlement website, www.snapstockholderlitigation.com. Inquiries, other than requests for the Long-Form Notice, may be made to following Plaintiff’s Counsel:

Mark Richardson

Labaton Sucharow LLP

222 Delaware Avenue, Suite 1510

Wilmington, DE 19801

1-888-219-6877

settlementquestions@labaton.com

About Snap Inc.

Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit http://snap.com.

Contacts:

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

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